Exhibit 99.1

Certificate of change of VelaTel Global Communications current number of shares authorized before the change 2,000,000,000 Shares of Series A Common Stock, 200,000,000 Shares of Series B Common Stock . after the change 20,000,000 shares of series A common stock; 2,000,000 shares of series B; George Alvarez, Chief Executive Officer